REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is entered into as of June 30, 1997, by and among EUROGAS, INC., a Utah corporation ("EuroGas") on the one hand, and on the other hand, Finance & Credit Development Corporation, Ltd. ("F.C.D.C."), an Ireland corporation, based on the following:

                                    Premises

     EuroGas has entered into an agreement with Finance & Credit Development Corporation, Ltd. which contemplates the issuance of shares either directly or through convertible debentures (the "Debentures"). In addition, EuroGas has delivered to Finance & Credit Development Corporation, Ltd. an option (the "EuroGas Option") to acquire 2,200,000 shares (the "EuroGas Option Shares") of the common stock of EuroGas, Inc., par value $0.001 per share (the "EuroGas Common Shares"). As part of the agreement, the parties have agreed to enter into this Registration Rights Agreement.

                                   Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Definitions.

     As used herein, the terms set forth below have the following respective meanings:

     "Commission" means the United States Securities and Exchange Commission.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "F.C.D.C." means Finance & Credit Development Corporation, Ltd. or its assigns.

     "Registrable Securities" means the EuroGas Common Shares issuable through the convertible Debentures, the EuroGas Option Shares, and any other securities issued or issuable with respect to any such shares by way of a stock dividend or stock split or in connection with a combination of shares, re-capitalization, merger, consolidation or reorganization. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 under the Securities Act.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement as contemplated by this Agreement.

     Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term in the following table:

           Term                Provision
---------------------------   ------------
Registration Effective Date   Section 2(b)
Registration Period           Section 2(b)
Registration Statement        Section 2(a)
Registration Expenses         Section 5

     SECTION 2.  Registration.

     (a) As soon as practicable after EuroGas receives the appropriate audited financial statements for the recently acquired OMV (Jakutien), EuroGas shall file a Registration Statement under the Securities Act with the Commission on appropriate form pursuant to the Securities Act with respect to the resale of all of the Registrable Securities.

     (b) EuroGas agrees to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof (the "Registration Effective Date") and to keep the Registration Statement continuously effective for a period ending the later of ninety (90) days after the effectiveness of the Registration Statement or December 31, 1998 (the "Registration Period"). EuroGas further agrees to supplement or amend the Registration Statement as promptly as practicable in order to update from time to time any information with respect to the Holders or their plan of distribution, if requested by the Holders or any underwriter for the Holders, and EuroGas agrees to furnish to the Holders copies of any such supplement or amendment promptly after it has been filed with the Commission. EuroGas shall be permitted to register shares of EuroGas Common Stock other than the Registrable Securities pursuant to the Registration Statement.

     SECTION 3.  Piggy-Back Registration.

     (a) If, at any time prior to the end of the Registration Period, EuroGas proposes to file a registration statement under the Securities Act with respect to an offering for its own account or for the account of any other person or entity of any class of its equity securities, including any securities convertible into or exchangeable for any of its equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to EuroGas' existing security holders), then EuroGas shall in each case give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable, but in no event later than 30 days prior to the anticipated filing date, and such notice shall offer to such Holders the opportunity to register the resale of such number of Registrable Securities as each such Holder may request. Upon the written request of a Holder made within 20 days after receipt of such notice by the Holder, EuroGas shall include in any registration described in the first sentence of this
Section 3(a) all Registrable Securities requested by such Holder to be included therein, subject to the provisions of Section 3(b) hereof.

     (b) In the case of a proposed underwritten offering, EuroGas shall use its best efforts to cause the managing underwriter or underwriters of such offering to permit all Registrable Securities requested by a Holder to be included in the registration statement for such offering to be included on the same terms and
conditions as any similar securities of EuroGas included therein.   Notwith-
standing the foregoing, if the managing underwriter or underwriters of such offering determine in writing that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the securities offered for the account of the Holders in such offering shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that the proportion by which the amount of Registrable Securities intended to be offered by the Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered by any person or entity other than EuroGas is reduced.

     (c) To the extent not inconsistent with applicable law, each Selling Holder whose securities are included in a registration statement pursuant to this Section 3 agrees not to effect any public sale or distribution of the security being registered, including a sale pursuant to Rule 144 under the Securities Act, during the 15 days prior to and during the 90-day period (or such shorter period as may be required by the managing underwriter or underwriters with respect to any officer or director or shareholder of EuroGas) beginning on, the effective date of a registration statement (except, in each case, as part of such registration), if and to the extent requested by the managing underwriter or underwriters for an underwritten public offering.

     SECTION 4.  Registration Procedures.

     (a) If and whenever EuroGas is required to effect the registration of any Registrable Securities in accordance with this Agreement, EuroGas will as expeditiously as practicable:

          (i) prepare and file with the Commission such amendments and supplements to any such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the securities covered thereby for
     (A) in the case of a registration pursuant to Section 2, the Registration Period or (B) in the case of a registration pursuant to Section 3, a period of at least nine months after the applicable registration statement becomes effective (unless all of the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of said nine-month period);

          (ii) furnish to each Selling Holder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits thereto) and of the prospectus included in such registration statement (including each preliminary prospectus) and any prospectus filed pursuant to Rule 424 under the Securities Act and of such other documents as each Selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities;

          (iii) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities acts or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things which may be reasonably necessary or appropriate to enable the Selling Holders to dispose of such Registrable Securities in such jurisdictions (provided, however, that EuroGas will not be required to (a) qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to be so qualified,
     (b) consent to general service of process in any jurisdiction; or (c) subject itself to general taxation in any such jurisdiction where it would not otherwise be subject to such taxation);

          (iv) use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holders to dispose of such Registrable Securities;

          (v) notify each Selling Holder promptly (A) when such registration statement and any post-effective amendment thereto has become effective under the Securities Act, (B) of any request by the Commission for an amendment or supplement to such registration statement or the prospectus included therein or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (D) of the receipt of any notification with respect to the suspension of the registration or qualification of any Registrable Securities in any jurisdiction in which they are registered or qualified or the initiation of any proceedings for that purpose and (E) of the occurrence of any event as a result of which the prospectus included in such registration statement or any document incorporated or deemed to be incorporated by reference therein includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vi) use commercially reasonable efforts to obtain the withdrawal at the earliest possible moment of any stop order suspending the effectiveness of such registration statement and the lifting at the earliest possible moment of any suspension of the registration or qualification of the Registrable Securities in any jurisdiction in which they are registered or qualified;

          (vii) upon the occurrence of any event of specified in clause (E) of subparagraph (v) above, promptly prepare and furnish to each Selling Holder an amendment or supplement to the prospectus included in such registration statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and any document incorporated or deemed to be incorporated therein by reference will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (viii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (ix) grant to the Selling Holders and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement and any amendment thereof or supplement thereto, and grant to a representative jointly appointed by all Selling Holders and their counsel such access to EuroGas' books and records and such opportunities to discuss the business of EuroGas with its officers and independent public accountants as shall be necessary, in the judgment of the Selling Holders based upon the advice of their counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and

          (x) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on any securities exchange on which any securities of such class are then listed.

     (b) If and whenever EuroGas is required to effect the registration of any Registrable Securities in accordance with this Agreement, each Holder agrees as follows:

          (i) to cooperate with EuroGas by providing in writing such information as EuroGas shall reasonably request in order to comply with the applicable provisions of the Securities Act and applicable state securities laws in connection with the disposition of Registrable Securities by such Holder as described herein, including information regarding the identity of the Holder effecting such disposition and the proposed method of effecting such disposition;

          (ii) in the case of an underwritten offering, enter into any agreement (including underwriting agreements in customary form) with any underwriter engaged to effect the distribution of the Registrable Securities; provided, however, that the Selling Holders shall not be required to agree to any terms or conditions more stringent than those agreed to by all other participants in the registration;

          (iii) on receipt of any notice from EuroGas of a happening of an event described in clause (E) of subparagraph (a)(v) above, to promptly discontinue disposition of securities pursuant to the registration statement until such Holder is advised in writing by EuroGas that the use of the prospectus can be resumed and has received copies of any amended or supplemental material; provided, however, that in no event shall the Selling Holders be required to discontinue sales pursuant to this subparagraph (b)(iii) for a period of more than 30 consecutive days or for more than 60 days during any calendar year;

          (iv) at the end of any period during with EuroGas is required to keep the registration statement effective, to discontinue sales of securities pursuant to such registration statement on notice from EuroGas of its intent to remove such securities from registration and to promptly provide EuroGas with written confirmation of the number of securities held by the Holder that remain unsold; and

          (v) to conduct any sales pursuant to the registration statement in accordance with the description set forth in the plan of distribution contained in the registration statement and the limitations and conditions imposed upon the Selling Holders by any applicable state securities laws.

     SECTION 5. Registration Expenses. All expenses incident to the performance of or compliance with this Agreement by EuroGas, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by EuroGas are then listed, and fees and disbursements of counsel for EuroGas and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if EuroGas elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by EuroGas in connection with such registration, and fees and expenses of other persons retained by EuroGas, in connection with each registration hereunder (but not including any underwriting discounts or commissions or brokerage fees or transfer taxes attributable to the sale of Registrable Securities or the fees and expenses of any counsel, accountant or other representative retained by the Selling Holders) (collectively, "Registration Expenses") shall be borne by EuroGas.

     SECTION 6.  Indemnification; Contribution.

     (a) Indemnification by EuroGas. EuroGas agrees to indemnify and hold harmless each Selling Holder, its officers, directors, partners and agents and each person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to EuroGas by such Selling Holder expressly for use therein. EuroGas also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters, on substantially the same basis as that of the indemnification of the Selling Holder provided in this Section 6 or such other indemnification customarily obtained by underwriters at the time of offering.

     (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against a Selling Holder (or its officers, directors, partners or agents) or any person controlling a Selling Holder in respect of which indemnity may be sought from EuroGas, EuroGas shall assume the defense thereof, including the employment of counsel selected by EuroGas in its reasonable discretion, and shall assume the payment of all expenses. The Selling Holder or any controlling person of the Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Selling Holder or such controlling person unless (i) EuroGas has agreed in writing to pay such fees and expenses or
(ii) the named parties to any such action or proceeding (including any impleaded parties) include both the Selling Holder or such controlling person and EuroGas, and the Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which are different from or additional to those available to EuroGas (in which case, if the Selling Holder or such controlling person notifies EuroGas in writing that it elects to employ separate counsel at the expense of EuroGas, EuroGas shall not have the right to assume the defense of such action or proceeding on behalf of the Selling Holder or such controlling person). EuroGas shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff or claimant in any such action or proceeding, EuroGas agrees to indemnify and hold harmless the Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     (c) Indemnification by Selling Holder. Each Selling Holder agrees to indemnify and hold harmless EuroGas, its directors and officers and each person, if any, who controls EuroGas within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from EuroGas to the Selling Holder, but only with respect to information furnished to EuroGas in writing by such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against EuroGas or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the Selling Holder, the Selling Holder shall have the rights and duties given to EuroGas, and EuroGas or its directors or officers or such controlling person shall have the rights and duties given to the Selling Holder, by the preceding paragraph. Notwithstanding the foregoing, the liability of the Selling Holder pursuant to this Section 6(c) shall not exceed the amount by which the total price at which the Registrable Securities of the Selling Holder were offered to the public exceeds the amount the Selling Holder has otherwise been required to pay by reason of this Section 6.

     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to EuroGas, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between EuroGas and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by EuroGas and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of EuroGas and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between EuroGas, on the one hand, and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative fault of EuroGas and of the Selling Holders in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by EuroGas and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by EuroGas and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of EuroGas on the one hand and of the Selling Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Selling Holders shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Selling Holders were offered to the public exceeds the amount of any damages which the Selling Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 7. Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements.

     SECTION 8. Rule 144 and Reports. At all times from and after the date of the filing of the Registration Statement and prior to the expiration of the period during which EuroGas is required to keep such registration statement effective in accordance with Section 2(b) hereof, EuroGas covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and that it will take such other action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon request of any Holder, EuroGas will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 9. Notices. All notices and other communications hereunder shall be in writing and shall be delivered in person, by United States mail (first class and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 9):

      If to EuroGas, to:         EuroGas, Inc.
                                 Attention:  Hank Blankenstein, Vice-President
                                 942 East 7145 South, #101A
                                 Midvale, Utah  84047
                                 Facsimile:  (801) 255-2005
                                 Confirmation:  (801) 255-0862

      With a copy to:            Howard S. Landa, Esq.
                                 Kruse, Landa & Maycock, L.L.C.
                                 50 West Broadway, Eighth Floor
                                 Salt Lake City, Utah 84101
                                 Facsimile Transmission:  (801) 531-7091
                                 Confirmation:  (801) 531-7090

      If to F.C.D.C., to:        F.C.D.C.
                                 Dr. H. M. Ilgen
                                 "Chateau Amiral"
                                 Bloc B - 42, Boulevard d'Italic
                                 MC 98000 Monaco
                                 Facsimile Transmission:  011-3-779-350-1311
                                 Confirmation:  011-3-779-325-0084

      With a copy to:            K. Chris Todd, Esq.
                                 Kellogg, Huber, Hansen, Todd & Evans, P.L.L.C.
                                 1301 K Street, N.W., Suite 1000 West
                                 Washington, D.C. 20005-3317
                                 Facsimile Transmission:  202-326 7999
                                 Confirmation:  202-326-7900

if to any other Holder, to such address as such Holder provides to EuroGas or, if no such address is provided, to the address of such Holder reflected in the stock transfer records of EuroGas.

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 9 shall be deemed duly and validly given (i) if delivered in person, upon delivery, (ii) if delivered by United States mail (first class and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (iii) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answer back.

     SECTION 10. Conflicting Agreements. EuroGas agrees that it will not grant any rights of registration under the Securities Act relating to its capital stock or other equity securities to any person or entity other than pursuant to this Agreement, unless the rights so granted do not limit or restrict in any manner the rights of the Holders granted pursuant to this Agreement (except as expressly provided in Section 3(b) hereof).

     SECTION 11. Amendment; Waivers. The provisions of this Agreement may be amended only by a written instrument executed by each of the parties hereto, and compliance with any provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. No failure to exercise any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

     SECTION 12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect thereto.

     SECTION 13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The rights of a Holder under this Agreement may be assigned without the consent of EuroGas to any person or entity who acquires any Registrable Securities directly or indirectly (in a chain of title) from such Holder if (i) such Holder executes a written instrument which expressly provides that such person or entity shall succeed to all or a portion of the rights of such Holder hereunder and (ii) such person or entity agrees to be bound by all of the terms and conditions hereof.

     SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah (without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction).

     SECTION 15. Rights Cumulative. The rights of the parties under this Agreement are cumulative and shall not preclude the assertion by any party of any rights now or hereafter available to it under any other agreement, by law or otherwise.

     SECTION 16. Severability. If any provision contained herein is held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or un-enforceability of such provision shall in no way affect any other provision hereof.

     SECTION 17. Specific Performance. The parties hereto recognize that the obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that irreparable damage would occur in the event of a breach of any of the provisions hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to obtain specific enforcement of the provisions hereof, in addition to any other remedy now or hereafter available at law or in equity or otherwise.

     SECTION 18. Headings. The headings contained in this Agreement are for convenience of reference only and shall in no way define, limit or extend the scope or intent of any provisions set forth herein.

     SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    EuroGas:

                                          EUROGAS, INC.


                                          By   /s/ Hank Blankenstein
                                            Hank Blankenstein, Vice-President


                                    F.C.D.C.:

                                          FINANCE & CREDIT DEVELOPMENT
                                          CORPORATION, LTD.


                                          By   /s/ Dr. H. M. Ilgen